Exhibit 32.1

MAGICJACK VOCALTEC LTD.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of magicJack VocalTec Ltd. (the “Company”) on Form 10-Q for the period ending March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 10, 2017

/s/ Don C. Bell III
Don C. Bell III
President and Chief Executive Officer